UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2008 (February 25, 2008)
National Medical Health Card Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-26749	11-2581812

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

26 Harbor Park Drive, Port Washington, New York		11050

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (516) 626-0007
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.03. Amendments to Articles of Incorporation or Bylaws
Item 7.01. Regulation FD Disclosure
Item 9.01 . Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Certificate of Amendment of Certificate of Designations
Stockholder Agreement
Stockholder Agreement
SXC-NMHC Fact Sheet
Transcript of the Conference Call

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
     On February 25, 2008, National Medical Health Card Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SXC Health Solutions Corp., a corporation organized under the laws of Yukon Territory, Canada (“SXC”), SXC Health Solutions, Inc., a Texas corporation and wholly-owned subsidiary of SXC (“US Corp.”), and Comet Merger Corporation, a Delaware corporation that is a newly-formed, wholly-owned subsidiary of US Corp. and an indirect subsidiary of SXC (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”), in which Offer each share of Company Common Stock validly tendered and not properly withdrawn will be exchanged for (a) $7.70 in cash, without interest and (b) 0.217 of a validly issued, fully paid and non assessable share of common stock of SXC (“SXC Common Stock”) (such amount of cash and SXC Common Stock, as subject to adjustment pursuant to the terms of the Merger Agreement, the “Offer Price”). As soon as practicable following the consummation of the Offer, Merger Sub will merge with and into the Company, and the Company will become an indirect, wholly-owned subsidiary of SXC (the “Second Step Merger”). In the Second Step Merger, any stockholders of the Company whose shares were not purchased in the Offer, other than those stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will become entitled to receive the Offer Price.
     As a condition to consummating the Offer, Company stockholders must have validly tendered (and not withdrawn) shares of Company Common Stock that represent more than 9,600,000 shares of Company Common Stock. The obligation of Merger Sub to accept for payment shares tendered pursuant to the Offer is also subject to several additional conditions described in the Merger Agreement, including, but not limited to, the effectiveness of a registration statement with respect to the issuance of SXC Common Stock, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the obtaining of certain regulatory approvals and that no material adverse effect (as defined in the Merger Agreement) with respect to the Company shall have occurred. Additionally, the obligation of Merger Sub to consummate the Offer is subject to its receipt of financing on terms consistent with a debt commitment letter SXC has received from GE Healthcare Financial Services or, upon the terms set forth in the Merger Agreement, alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement.
     If more than 9,600,000 shares of Company Common Stock (including shares of Company Common Stock issuable upon conversion of outstanding shares of the Company’s Series A 7% Convertible Preferred Stock, par value $0.10 per share (“Company Convertible Preferred Stock” and, together with the Company Common Stock, “Company Stock”)), but fewer than 90% of the outstanding shares of Company Common Stock, are validly tendered and not withdrawn pursuant to the Offer, and assuming all of the other conditions of the Offer have been satisfied or waived, Merger Sub must accept for exchange the tendered shares and may elect to provide a subsequent offering period to achieve ownership of 90% of the outstanding shares, in order to effect the Second Step Merger as a short-form merger pursuant to Section 253 of the Delaware General Corporation Law. In addition, subject to certain conditions and limitations, the Company has also granted Merger Sub an option to purchase that number of shares of Company Common Stock as would enable Merger Sub upon exercise of such option (after taking into account all of the shares purchased in the Offer) to achieve ownership of 90% of the outstanding shares of Company Common Stock. If, at the end of the initial offering period (or such later date as the parties may agree), either less than 9,600,000 shares of Company Common Stock are validly tendered and not withdrawn, or Merger Sub would not be able to effect a short-form merger pursuant to Section 253 of the Delaware General Corporation Law without the acquisition of additional shares of Company Common Stock (other than through the exercise of the option) or any reduction in the number of shares of Company Common Stock outstanding, then Merger Sub will terminate the Offer and the parties will instead, in accordance with the terms of the Merger Agreement, seek to consummate the acquisition of the Company by SXC by means of a one-step merger of Merger Sub with and into the Company following the adoption of the Merger Agreement by the Company’s stockholders at a special stockholders meeting (the “One Step Merger”), in which case the merger consideration would be the same as the Offer Price. The One Step Merger and the Second Step Merger are each sometimes referred to herein as the “Merger”.
     The Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to any third-party proposal if (i) the Board of Directors determines in good faith, after consulting with its financial advisor and outside legal counsel, that such third-party proposal is or is reasonably likely to lead to a “superior proposal,” and (ii) the Board of Directors determines in good faith, after consulting with its outside legal counsel, that the failure to take such action would reasonably likely be inconsistent with its fiduciary duties.
     The Company may terminate the Merger Agreement in order to accept a superior proposal if the Company does so in compliance with certain terms of the Merger Agreement. The Merger Agreement also may be terminated by SXC or the Company upon certain other circumstances. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to reimburse SXC for its reasonable out-of-pocket fees and expenses, subject to a maximum of $2,000,000, and, under specified circumstances, the Company will be required to pay SXC a termination fee of $5,000,000. Any payments made by the Company to SXC in reimbursement of SXC’s fees and expenses will be credited against any termination fee that becomes payable.
Stockholder Agreements
     As an inducement to enter into the Merger Agreement, and in consideration thereof, SXC entered into Stockholder Agreements with New Mountain Partners, L.P. and New Mountain Affiliated Investors, L.P. (collectively, “New Mountain”) and the Company. Pursuant to the Stockholder Agreements, New Mountain has agreed to tender in the Offer all shares of Company Common Stock issuable upon the conversion of its shares of Company Convertible Preferred Stock. New Mountain also has agreed, if a stockholder vote is required by applicable law, to vote all of its shares of Company Stock in favor of the Merger. In the event that the Merger Agreement is terminated by the Company in order to accept a superior proposal, New Mountain’s tender and voting obligations will terminate. In the event that the Company’s Board of Directors makes a “change in recommendation” with respect to the Merger Agreement or the transactions contemplated thereby, other than in connection with a superior proposal, New Mountain will be obligated to tender in the Offer only shares representing 30% of the outstanding shares of Company Stock at that time and to vote in favor of the Merger only shares representing 30% of the total vote of the shares of Company Stock entitled to vote on such matter.
     Pursuant to the Stockholder Agreements, New Mountain has also agreed that, except as specified by the Stockholder Agreements, for a period of one year following SXC’s first acceptance for payment of shares tendered in the Offer (if the transaction is effected by means of the Offer followed by the Second Step Merger) or the effective time of the Merger (if the transaction is effected as a One Step Merger), it will not sell or otherwise transfer any shares of SXC Common Stock acquired pursuant to the Merger Agreement to any person. In connection with the Stockholder Agreements, SXC also has entered into a Registration Rights Agreement with New Mountain, which agreement provides New Mountain with certain registration rights in respect of its shares of SXC Common Stock acquired pursuant to the Merger Agreement.
     New Mountain has further agreed, except as specified in the Stockholder Agreements, that it will not solicit third-party proposals, provide information or engage in discussions with third parties relating to alternative business combination transactions. In the event the Merger Agreement is terminated under circumstances in which a termination fee is payable by the Company to SXC, New Mountain has agreed to pay SXC 50% of New Mountain’s profit (determined in accordance with the valuation provisions set forth in the Stockholder Agreements) from the sale of its shares of Company Common Stock pursuant to another acquisition proposal that is consummated within 12 months of the termination of the Stockholder Agreements.
     The Stockholder Agreements will terminate upon the termination of the Merger Agreement. Additionally, New Mountain may terminate the Stockholder Agreements in the event that the amount of the Offer Price or the merger consideration is reduced, or the form of the Offer Price or the merger consideration is changed, or the proportion of cash to SXC Common Stock is reduced, in each case, without New Mountain’s consent.
     The Merger Agreement and the Stockholder Agreements are attached hereto as Exhibits 2.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Stockholder Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.
     The Board of Directors of the Company engaged J.P. Morgan Securities Inc. (“J.P. Morgan”) to serve as financial advisor to the Board of Directors and to render an opinion to the Board of Directors as to the fairness of the consideration to be received in the Offer and the Merger by the holders of shares of Company Common Stock pursuant to the Merger Agreement. On February 24, 2008, J.P. Morgan delivered an oral opinion to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, and qualifications and limitations set forth in the opinion, the consideration to be received in the Offer and the Merger by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are cautioned not to rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or SXC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information
     This document is neither an offer to purchase nor solicitation of an offer to sell securities. The Offer has not yet commenced. SXC and Merger Sub intend to file a tender offer statement on Schedule TO and a Registration Statement on Form S-4 (or F-4 as applicable) with the Securities and Exchange Commission (the “SEC”) and the Company intends to file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain copies of these materials (and all other offer documents filed with the SEC) when available at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois 60532-3246, Attention: SXC Investor Relations or to National Medical Health Card Systems, Inc., 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations Department. Investors and security holders may also read and copy any reports, statements and other information filed by SXC, Merger Sub or the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Item 5.03. Amendments to Articles of Incorporation or Bylaws.
     In connection with the execution of the Merger Agreement, the Company amended its Certificate of Designations, Preferences and Rights of Series A 7% Convertible Preferred Stock (the “Amendment”). The Amendment excludes the transactions contemplated by the Merger Agreement and the Stockholder Agreements from the definitions of “change in control” and “liquidation” and provides that shares of Company Convertible Preferred Stock will have the right only to receive the Offer Price upon their conversion into shares of Company Common Stock in connection with the consummation of the Offer or, if the transaction is effected as a One Step Merger, to receive only the merger consideration. The Amendment also provides that shares of Company Convertible Preferred Stock will convert into shares of Company Common Stock on a one to one basis in connection with the Merger Agreement. Under the Merger Agreement, the Company is permitted to pay New Mountain all accrued and unpaid dividends on the Company Convertible Preferred Stock. The Board of Directors has declared a dividend on the Company Convertible Preferred Stock equal to all accrued and unpaid dividends to the date of payment, payable in cash immediately prior to the earlier of SXC’s first acceptance of shares of Company Common Stock tendered in the Offer or the effective time of the Merger.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     The Company and SXC held a combined conference call and simultaneous webcast at 8:30 a.m., eastern time, on February 26, 2008, to discuss the announcement of the Merger Agreement. In connection with this conference call, SXC and the Company are making available a fact sheet that contains additional information regarding the proposed transaction and a transcript of the conference call (the “Investor Materials”). The Investor Materials described above include a cautionary statement regarding factors which may cause actual results of operations to vary materially from the forward-looking statements contained therein. A copy of the Investor Materials are attached hereto as Exhibits 99.1 and 99.2, respectively.

Forward-Looking Statements
     This Current Report and the exhibits filed or furnished herewith contain forward-looking statements. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, “continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving SXC and the Company, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this report about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that have been or may be instituted against the Company or SXC and others following announcement of the Merger Agreement; (3) the inability to complete the Offer or the Merger due to the failure to satisfy the conditions to the Offer and the Merger, including SXC’s receipt of financing on terms not materially less favorable than those set forth in the debt commitment letter or from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Offer or the Merger; (5) the ability to recognize the benefits of the Merger; (6) the actual terms of certain financings obtained in connection with the Offer and the Merger; (7) legislative, regulatory and economic developments; and (8) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this report are beyond the Company’s and SXC’s ability to control or predict. The Company can give no assurance that any of the transactions related to the Offer and the Merger will be completed or that the conditions to the Offer and the Merger will be satisfied. The Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 . Financial Statements and Exhibits.
     (d) Exhibits
2.1	Agreement and Plan of Merger, dated as of February 25, 2008, by and among SXC Health Solutions Corp., SXC Health Solutions, Inc., Comet Merger Corporation and the Company.*

3.1	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series A 7% Convertible Preferred Stock of the Company.

4.1	Stockholder Agreement, dated as of February 25, 2008, by and among SXC Health Solutions Corp., New Mountain Partners, L.P. and the Company.

4.2	Stockholder Agreement, dated as of February 25, 2008 by and among SXC Health Solutions Corp., New Mountain Affiliated Investors, L.P. and the Company.

99.1	SXC-NMHC Fact Sheet, made available February 27, 2008.

99.2	Transcript of Conference Call held on February 26, 2008.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008	NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
	By:	/s/ George McGinn
George McGinn
General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of February 25, 2008, by and among SXC Health Solutions Corp., SXC Health Solutions, Inc., Comet Merger Corporation and the Company.*

3.1	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series A 7% Convertible Preferred Stock of the Company.

4.1	Stockholder Agreement, dated as of February 25, 2008, by and among SXC Health Solutions Corp., New Mountain Partners, L.P. and the Company.

4.2	Stockholder Agreement, dated as of February 25, 2008, by and among SXC Health Solutions Corp., New Mountain Affiliated Investors, L.P. and the Company.

99.1	SXC-NMHC Fact Sheet, made available February 27, 2008.

99.2	Transcript of Conference Call held on February 26, 2008.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.